As filed with the Securities and Exchange Commission on June 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVANTA INC.

(Exact Name of Registrant as Specified in Its Charter)

New Brunswick, Canada	98-0110412
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthijs Glastra

Chair of the Board and Chief Executive Officer

Novanta Inc.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wesley C. Holmes Samuel P. Niles Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 948-6060	Alexander Manganiello General Counsel Novanta Inc. 125 Middlesex Turnpike Bedford, Massachusetts 01730 (781) 266-5700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

2,142,857 Common Shares

The selling shareholders identified in this prospectus may offer and sell up to 2,142,857 of our common shares, no par value, from time to time in one or more offerings. This prospectus provides you with a general description of the common shares. We will not receive any proceeds from the sale of our common shares by the selling shareholders.

Each time any of the selling shareholders offers and sells common shares, such selling shareholders may provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the common shares. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our common shares.

The selling shareholders, together or separately, may offer and sell the common shares described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the common shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No common shares may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common shares are listed on the Nasdaq Global Select Market under the symbol “NOVT.” On June 26, the last reported sale price of our common shares on the Nasdaq Global Select Market was $157.55 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, the selling shareholders may, from time to time, sell up to 2,142,857 of our common shares in one or more offerings as described in this prospectus. In connection with the offer and sale of our common shares by the selling shareholders, the selling shareholders may provide a prospectus supplement to this prospectus that contains specific information about the common shares being offered and sold and the specific terms of that offering. We may also authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling shareholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholders will not make an offer to sell these common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Novanta,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Novanta Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the common shares.

This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.novanta.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered shares are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 23, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended April 3, 2026, filed with the SEC on May 11, 2026;

•	our Current Reports on Form 8-K filed with the SEC on May 15, 2026, May 29, 2026, June 9, 2026 (solely with respect to Item 1.01) and June 9, 2026; and

•

the description of our common shares contained in the “Description of Common Shares” filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Novanta Inc.

Attention: Corporate Secretary

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a leading global supplier of core technology solutions that give medical, life science, and advanced industrial original equipment manufacturers, or OEMs, a competitive advantage. We combine deep proprietary technology expertise and competencies in precision medicine, precision manufacturing, robotics and automation, and advanced surgery with a proven ability to solve complex technical challenges. This enables us to engineer proprietary technology solutions that deliver extreme precision and performance, tailored to our customers’ demanding applications.

Our company was founded and initially incorporated in Massachusetts in 1968 as General Scanning, Inc., or General Scanning. In 1999, General Scanning merged with Lumonics Inc. The post-merger entity, GSI Lumonics Inc., continued under the laws of the Province of New Brunswick, Canada. In 2005, we changed our name to GSI Group Inc. Through a series of strategic divestitures and acquisitions, our company transformed from one that was more focused on the semiconductor industry to one that primarily develops and supplies components and sub-systems to OEMs in the medical and advanced industrial markets. We changed our name to Novanta Inc. in May 2016.

Our principal executive offices are located at 125 Middlesex Turnpike, Bedford, Massachusetts 01730, and our telephone number is (781) 266-5700.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement or any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus or any prospectus supplement contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve risks, uncertainties and assumptions, and typically can be identified by the use of words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “estimates,” “plans,” “could,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements also include the assumptions underlying or relating to any of the forward-looking statements. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following:

•	economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities;

•	our dependence upon our ability to respond to fluctuations in product demand, but doing so may require us to incur costs despite limited visibility into future business declines;

•	our ability to continuously innovate, to introduce new products in a timely manner and to manage transition to new product innovations effectively;

•	customer order timing and other similar factors beyond our control;

•	disruptions or breaches in security of our or our third-party providers’ information technology systems;

•	actual or perceived risks associated with data privacy issues, including evolving laws, regulations and associated compliance efforts;

•	changes in interest rates, credit ratings or foreign currency exchange rates;

•	risks associated with our operations in foreign countries;

•	increased outsourcing of components manufacturing to manufacturers outside the U.S.;

•	increases in tariffs, trade restrictions or taxes on our products;

•	risks associated with our ability to maintain a competitive cost and price structure;

•	violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties;

•	risk of losing our competitive advantage;

•	our failure to identify suitable acquisition candidates, successfully integrate recent and future acquisitions into our business or to grow the acquired businesses as planned;

•	our ability to attract and retain key personnel;

•	our restructuring and realignment activities and any significant disruptions to our operations as a result of consolidation of our operations;

•	product defects or problems integrating our products with other vendors’ products used by our customers;

•	disruptions in the supply of certain key components and other goods from our suppliers;

•	failure to accurately forecast component and raw material requirements for our products;

•	production difficulties and product delivery delays or disruptions;

•

our exposure to medical device regulation, which may impede or hinder the approval, certification or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products;

•	our exposure to penalties under various foreign, U.S. federal and state healthcare laws and regulations;

•	loss of revenues as a consequence of healthcare industry cost containment and healthcare reform measures;

•	changes in governmental regulation of our business or products;

•	our failure to implement new information technology systems successfully;

•	our failure to realize the full value of our intangible assets;

•	our reliance upon OEM customers subjects us to credit, inventory, and business failure risks beyond our control;

•	the loss of sales, or significant reductions in orders from, any major customers;

•	increasing scrutiny and changing expectations from investors, customers, and governments with respect to corporate sustainability and responsibility policies and practices;

•	effects of climate change and related regulatory responses;

•	our being subject to U.S. federal income taxation even though we are a non-U.S. corporation;

•

any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all;

•	our significant existing indebtedness limiting our ability to engage in certain activities;

•	volatility in the market price for our common shares;

•	changes in tax laws, and fluctuations in our effective tax rates;

•	our exposure to the credit risk of some of our customers and in weakened markets; and

•	our failure to maintain appropriate internal controls in the future.

Additional factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth in the section entitled “Business” in our Annual Report on Form 10-K for the year ended December 31, 2025, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section titled “Risk Factors” in each of this prospectus, any prospectus supplement and our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.

Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Management and the Company disclaim any obligation to publicly update or revise any such statements to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in these forward-looking statements, except as required under applicable law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common shares in this offering.

DESCRIPTION OF COMMON SHARES

General

We have authority to issue an unlimited number of common shares, no par value. In addition, we have authority to issue up to 7.0 million preferred shares. Our Board of Directors may designate and issue one or more series of preferred shares in order to raise additional capital, provided that no shares of any series may be entitled to more than one vote per share.

Terms

Each outstanding common share is entitled to one vote at all meetings of our shareholders, to participate ratably in any dividends that may be declared by the board of directors and, in the event of liquidation, dissolution or winding-up or other distribution of our assets or property, to a pro rata share of our assets after payment of all our liabilities and obligations. We have never declared or paid cash dividends on our common shares. We currently do not anticipate paying any cash dividends in the foreseeable future.

Shareholders have cumulative voting rights in the election of directors. Cumulative voting rights permit each shareholder entitled to vote at a meeting of shareholders called for the election of directors to cast a number of votes equal to the number of shares held by the shareholder multiplied by the number of directors to be elected. The shareholder is entitled to cast all such votes in favor of one candidate for director or distribute them among the candidates in any manner.

The common shares are not liable to any calls or assessments and are not convertible into any other securities. There are no redemption or sinking fund provisions applicable to the common shares, and there are no preemptive rights held by holders of the common shares.

All outstanding common shares are fully paid and nonassessable.

Anti-Takeover Considerations

Our Articles, By-laws and New Brunswick law contain provisions that may enable our board of directors to resist a change in control of our company. These provisions include:

•	the ability to issue an unlimited number of common shares; and

•

a limitation that stipulates that only holders of not less than 10 percent of the issued and outstanding shares of the Company carrying the right to vote at a meeting of shareholders are authorized to call a special meeting of shareholders.

These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for shareholders to elect directors of their choosing or cause us to take other corporate actions that shareholders desire.

Canadian Law Matters

There is no limitation imposed by Canadian law or by our Articles on the right of a non-resident to hold or vote common shares, other than as provided in the Investment Canada Act, or the ICA. Unless a transaction falls within an available exemption, the ICA requires a non-Canadian making an investment that would result in the acquisition of control of a Canadian business or an investment to establish a new Canadian business, to identify, notify, or (if the value of the assets of the target Canadian business exceed a certain monetary threshold) file an application for review with the Investment Review Division of Industry Canada, or IRD. The monetary threshold that will trigger an application for review varies depending on the status of the foreign investor (e.g., World

Trade Organization, or WTO, member state or non-WTO member state), and whether the business activity is related to Canada’s cultural heritage and national identity (for this type of business activity, the threshold is significantly lower, and the application for review is considered by Heritage Canada).

The notification procedure involves a brief statement of information about the investment on a prescribed form which is required to be filed with the IRD by the investor at any time up to 30 days following implementation of the investment. It is intended that investments requiring only notification will proceed without government intervention unless the investment is in a specific type of business activity related to Canada’s cultural heritage and national identity, in which case the government may initiate further review with notice to the investor within 21 days following the receipt of a certified complete notification. Similarly, if the transaction is considered to be an investment that could be injurious to Canadian national security, it may also be referred by the Minister of Industry (the Minister responsible for Investment Canada), referred to herein as the Minister, for further review.

If an investment is reviewable under the ICA, an application for review in the form prescribed is normally required to be filed with the IRD prior to the investment taking place and the investment may not be implemented until the review has been completed and the Minister is satisfied that the investment is likely to be of net benefit to Canada (and, if applicable, is satisfied that the investment would not be injurious to Canadian national security). The Minister has up to 75 days to make this determination, though this period can be extended by agreement between the IRD and the investor (a national security review can take up to 130 days). If the Minister is not satisfied that the investment is likely to be of net benefit to Canada, the non-Canadian must not implement the investment or, if the investment has been implemented, may be required to divest himself of control of the business that is the subject of the investment. If the Governor in Council considers that it is advisable to protect national security, she may prohibit the investment, authorize it to proceed on conditions, or require divestiture.

Transfer Agent

The registrar and transfer agent for our common shares is Computershare Investor Services Inc.

Listing

Our common shares are listed on the Nasdaq Global Select Market under the symbol “NOVT.”

Registration Rights

We have agreed to file a registration statement with the SEC by no later than July 11, 2026, which is 30 days after the date of the closing of the private placement, to register for resale under the Securities Act all of the common shares issued pursuant to the securities purchase agreement, dated June 8, 2026, entered into in connection with the private placement, and we have further agreed to use reasonable best efforts to cause such registration statement to be declared effective within 45 days thereafter, subject to certain exceptions. This registration statement on Form S-3 is being filed with the SEC in accordance with the aforementioned obligations.

PRIVATE PLACEMENT OF COMMON SHARES

On June 8, 2026, we entered into a Securities Purchase Agreement, or the Purchase Agreement, for a private placement, or the Private Placement, with certain institutional and other accredited investors, referred to herein as the Purchasers. The closing of the Private Placement occurred on June 11, 2026.

Pursuant to the Purchase Agreement, the Purchasers purchased an aggregate of 2,142,857 of our common shares, no par value, at a purchase price per share of $140.00, for an aggregate purchase price of approximately $300.0 million. The Purchase Agreement contained customary representations and warranties of us and the Purchasers and customary conditions to closing.

Also on June 8, 2026, the Company entered into a Registration Rights Agreement, or the Registration Rights Agreement, with the Purchasers, pursuant to which we agreed to register the resale of the common shares sold by us in the Private Placement. Pursuant to the Registration Rights Agreement, we agreed to prepare and file a registration statement with the Securities and Exchange Commission no later than 30 days after the date of the closing of the Private Placement, and to use our reasonable best efforts to have the registration statement declared effective within 45 days thereafter, subject to certain exceptions. In addition, if we are a well-known seasoned issuer (as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act) and an existing registration statement on Form S-3ASR is effective, we may instead elect to file a prospectus supplement to such existing registration statement registering the resale of the common shares sold by us in the Private Placement in lieu of filing a new registration statement.

We also agreed to, among other things, indemnify the Purchasers, their officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers, employees and other control persons under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the Registration Rights Agreement.

The Private Placement was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The Purchasers have not acquired the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and appropriate legends have been affixed to the common shares issued in the Private Placement.

This registration statement on Form S-3 is being filed with the SEC with respect to the common shares sold pursuant to the Purchase Agreement in the Private Placement in accordance with the aforementioned obligations in the Registration Rights Agreement.

SELLING SHAREHOLDERS

The common shares being offered by the selling shareholders are those previously issued to the selling shareholders pursuant to the Purchase Agreement. The term “selling shareholders” includes donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer. We are registering the common shares in order to permit the selling shareholders to offer the common shares for resale from time to time. Except for the ownership of our securities or as otherwise disclosed in this prospectus, the selling shareholders have not had any material relationship with us within the past three years.

The following table sets forth information concerning the common shares that may be offered from time to time by each selling shareholder. The number of shares beneficially owned by each selling shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power. Percentage ownership is based on 37,756,160 common shares outstanding as of June 15, 2026. Each of the selling shareholders listed has sole voting and investment power with respect to the common shares beneficially owned by such selling shareholder unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the selling shareholders and the selling shareholders may have sold, transferred or otherwise disposed of all or a portion of their securities or acquired additional securities after the date on which they provided us with information regarding their securities. A selling shareholder may sell all, some or none of its securities in this offering. See “Plan of Distribution.”

The second column lists the total number of common shares beneficially owned by each selling shareholder. The fourth column lists the common shares being offered by this prospectus by the selling shareholders. The fifth column assumes the sale of all of the common shares offered by the selling shareholders pursuant to this prospectus.

Name of Selling Shareholder	Number of Common Shares Owned Prior to Offering	Percentage of Common Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Completion of Sales Under this Prospectus	Percentage of Common Shares Owned After Completion of Sales Under this Prospectus
Entities affiliated with Allspring Global Investments, LLC(1)	1,550,293	4.1%	385,537	1,164,756	3.1%
Entities advised or subadvised by T. Rowe Price Associates, Inc.(2)	1,647,430	4.3	261,598	1,385,832	3.6
Entities advised or subadvised by T. Rowe Price Investment Management, Inc.(3)	507,232	1.3	507,143	89	*
Alyeska Master Fund, L.P.(4)	178,571	*	178,571	—	—
Entities affiliated with Blackstone Global Master Fund ICAV(5)	53,571	*	53,571	—	—
Citadel CEMF Investments Ltd.(6)	267,857	*	267,857	—	—
Certain entities affiliated with Franklin Advisers, Inc.(7)	204,070	*	71,428	132,642	*
Ghisallo Master Fund LP(8)	60,010	*	60,010	—	—
Hudson Bay Master Fund Ltd.(9)	72,218	*	71,428	790	*
Jane Street Global Trading, LLC(10)	433,375	1.2	178,571	254,804	*
Entities affiliated with Victory Capital Management Inc.(11)	205,817	*	107,143	98,674	*

*	Less than 1%

(1)

Includes (i) 770,107 common shares held by Allspring Special Mid Cap Value Fund, (ii) 7,069 common shares held by Blue Cross and Blue Shield of Alabama – Mid Cap Equity, (iii) 1,752 common shares held by Boehringer Ingelheim USA Corporation Master Trust, (iv) 1,215 common shares held by Medical Mutual Ins Co of NC – Special Mid-Cap Value, (v) 21,803 common shares held by The Board of Pensions of the Presbyterian Church (USA), (vi) 542,287 common shares held by Allspring Special Small Cap Value Fund, (vii) 37,594 common shares held by Allspring VT Small Cap Growth Fund, (viii) 40,096 common shares held by Allspring Emerging Growth Fund, (ix) 107,689 common shares held by Allspring SMID Cap Growth Fund, and (x) 20,681 common shares held by Allspring VT Discovery SMID Cap Growth Fund. Allspring Global Investments, LLC (“Allspring”) is the sub-adviser with respect to each of the foregoing funds and, in such capacity, has discretionary authority to vote and dispose of the shares held by each such fund and may be deemed to be the beneficial owner of these shares. Bryant VanCronkhite is the Senior Portfolio Manager at Allspring with respect to Allspring Special Mid Cap Value Fund, Blue Cross and Blue Shield of Alabama – Mid Cap Equity, Boehringer Ingelheim USA Corporation Master Trust, Medical Mutual Ins Co of NC – Special Mid-Cap Value, The Board of Pensions of the Presbyterian Church (USA), and Allspring Special Small Cap Value Fund, and may be deemed to have voting and investment power over the shares held by each such fund. Michael T. Smith is the Senior Portfolio Manager at Allspring with respect to Allspring VT Small Cap Growth Fund, Allspring Emerging Growth Fund, Allspring SMID Cap Growth Fund, and Allspring VT Discovery SMID Cap Growth Fund, and may be deemed to have voting and investment power over the shares held by each such fund. The address of each of the foregoing funds is 417 East Chicago Street, Milwaukee, WI 53202.

(2)

Includes (i) 760,638 common shares held by T. Rowe Price Mid-Cap Value Fund, Inc., (iii) 487,288 common shares held by T. Rowe Price U.S. Mid-Cap Value Equity Trust, (iii) 9,853 common shares held by State of Michigan as Trustee of the State of Michigan 401(k) Plan and the State of Michigan 457 Plan, (iv) 3,270 common shares held by Seasons Series Trust - SA Multi-Managed Mid Cap Value Portfolio, (v) 236,032 common shares held by T. Rowe Price New Horizons Fund, Inc., (vi) 104,620 common shares held by T. Rowe Price New Horizons Trust and (vii) 45,729 common shares held by T. Rowe Price U.S. Equities Trust. T. Rowe Price Associates, Inc. (“TRPA”) is the investment adviser or sub-adviser, as applicable, with respect to each of the foregoing funds and, in such capacity, has discretionary authority to vote and dispose of the shares held by each such fund and may be deemed to be the beneficial owner of these shares. Each of the foregoing entities is an affiliate of a broker-dealer and purchased the common shares in the ordinary course of business, and at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the common shares. The address of each of the foregoing funds is c/o T. Rowe Price Associates, Inc., 1307 Point Street, Baltimore, MD 21231.

(3)

Includes (i) 36,282 common shares held by T. Rowe Price Small-Cap Value Fund, Inc., (ii) 23,511 common shares held by T. Rowe Price U.S. Small-Cap Value Equity Trust, (iii) 2,376 common shares held by T. Rowe Price U.S. Equities Trust, (iv) 13 common shares held by T. Rowe Price Associates, Inc., (v) 200,863 common shares held by T. Rowe Price Small-Cap Stock Fund, Inc., (vi) 108,520 common shares held by T. Rowe Price Institutional Small-Cap Stock Fund, (vii) 1,569 common shares held by T. Rowe Price Spectrum Conservative Allocation Fund, (viii) 2,407 common shares held by T. Rowe Price Spectrum Moderate Allocation Fund, (ix) 6,560 common shares held by T. Rowe Price Spectrum Moderate Growth Allocation Fund, (x) 267 common shares held by T. Rowe Price Moderate Allocation Portfolio, (xi) 9,111 common shares held by U.S. Small-Cap Stock Trust, (xii) 7,591 common shares held by TD Mutual Funds - TD U.S. Small-Cap Equity Fund, (xiii) 93,976 common shares held by T. Rowe Price U.S. Small-Cap Core Equity Trust, (xiv) 14,097 common shares held by Costco 401(k) Retirement Plan and (xv) 89 shares held by T. Rowe Price Associates, Inc. T. Rowe Price Investment Management , Inc. (“TRPIM”) is the investment adviser or sub-adviser, as applicable, with respect to each of the foregoing funds and, in such capacity, has discretionary authority to vote and dispose of the shares held by each such fund and may be deemed to be the beneficial owner of these shares. Each of the foregoing entities is an affiliate of a broker-dealer and purchased the common shares in the ordinary course of business, and at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the common shares. The address of each of the foregoing funds is c/o T. Rowe Price Investment Management Inc., 1307 Point Street, Baltimore, MD 21231

(4)

The shares are held directly by Alyeska Master Fund, L.P. (the “Alyeska MF”). Alyeska Investment Group, L.P., the investment manager of Alyeska MF, has voting and investment control of the shares held by Alyeska MF. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska MF. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(5)

Reflects common shares held directly by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The Aqua Fund is an affiliate of a broker-dealer and purchased the common shares in the ordinary course of business, and at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the common shares. The contact information of each of the entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(6)

Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities held by Citadel CEMF Investments Ltd. This disclosure shall not be construed as an admission that Mr. Griffin or any of the Citadel-related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, FL 33131.

(7)

Includes (i) 189,189 common shares held by Franklin Strategic Series – Franklin Small Cap Growth Fund (“FSCGF”) and (ii) 14,881 common shares held by Franklin Small Cap Growth Fund CIT (“FSCGF CIT”). Franklin Advisers, Inc. is the investment manager of each of FSCGF and FSCGF CIT and, in such capacity, has discretionary authority to vote and dispose of the shares held by each such fund and may be deemed to be the beneficial owner of these shares. JJ Swartz has voting and investment power over the shares held by each such fund and may be deemed to be the beneficial owner of such shares. Each of FSCGF and FSCGF CIT is an affiliate of a broker-dealer and purchased the common shares in the ordinary course of business, and at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the common shares. The address of each fund is One Franklin Parkway, San Mateo, California 94403.

(8)

The shares are held directly by Ghisallo Master Fund LP. Ghisallo Capital Management LLC (“Ghisallo Capital”) is the investment manager of Ghisallo Master Fund LP and has voting control over the shares. The securities held by Ghisallo Master Fund LP may be deemed to be beneficially owned by Ghisallo Capital and Michael Germino. Notwithstanding the foregoing, Mr. Germino disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. The address of Ghisallo Master Fund LP is 190 Elgin Avenue, George Town Grand Cayman, CI KY1-9008.

(9)

The shares are held by Hudson Bay Master Fund Ltd. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, 3rd Floor, Stamford, CT 06902.
(10)

Consists of (i) 426,475 common shares held by Jane Street Global Trading, LLC, and (ii) 6,900 common shares which the selling shareholder (or its affiliates) would be entitled to receive upon the exercise of certain call options currently held, in each case as of the close of business June 25, 2026. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Turner Batty and Matthew Berger are the members of Jane Street Group’s Management Committee who exercise dispositive power over the securities. Each of these individuals disclaims beneficial interest of the securities, except to the extent of his or her pecuniary interest therein. The address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, NY 10281.

(11)

Includes (i) 31,963 common shares held by Victory RS Science and Technology Fund, (ii) 7,660 common shares held by Victory RS Select Growth Fund, (iii) 49,473 common shares held by Victory RS Small Cap Growth Fund, and (iv) 116,721 common shares held by Victory Science & Technology Fund – RS Growth. Victory Capital Management Inc. is the investment adviser for each of the foregoing funds (collectively, the “Victory Funds”) and, in such capacity, has discretionary authority to vote and dispose of the shares held by each such fund and may be deemed to be the beneficial owner of these shares. Nina Gupta is the Chief Legal Officer of Victory Capital Management Inc. The address of each of the Victory Funds is 15935 La Cantera Parkway, San Antonio, TX 78256.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use any one or more of the following methods when disposing of the shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling shareholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to or through broker-dealers or underwriters;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of the above methods of disposition; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 or Rule 904 under the Securities Act of 1933, as amended, or Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(7) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of common shares involved, (iii) the price at which such common shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling shareholder that a donee or pledgee intends to sell more than 500 common shares, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the common shares or interests in common shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any profits realized by such selling shareholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling shareholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common shares.

The aggregate proceeds to the selling shareholders from the sale of common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement that we filed with the SEC and this prospectus, and (b) such time as all of the shares covered by this prospectus have been sold under Rule 144 promulgated under the Securities Act or may be sold pursuant to such Rule 144 without any restrictions.

LEGAL MATTERS

The validity of the common shares offered hereby has been passed on for us by Stewart McKelvey, New Brunswick, Canada.

EXPERTS

The financial statements of Novanta Inc. incorporated by reference in this prospectus, and the effectiveness of Novanta Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2023 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation existing under the laws of New Brunswick, Canada. As a result, it may be difficult for investors to effect service of process within the United States upon us, or to realize upon judgments of courts of the United States predicated upon civil liability of the Company under U.S. federal securities law.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our by-laws require that we will indemnify our current or former directors and officers and each person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor against all costs, charges and expenses incurred by them in connection with each proceeding in which such officer, director or person is involved as a result of serving or having served at our request. Our indemnification obligation covers all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment reasonably incurred by such officer or director by reason of having been an officer or director. Indemnification is not available with respect to a proceeding as to which it has been adjudicated that such person did not act honestly and in good faith with a view to our best interests and with the reasonable belief that his or her action was lawful. The above provisions are intended to follow and are subject to the limitations set forth in section 81 of the New Brunswick Business Corporations Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$44,723.68
Printing Expenses	10,000.00
Legal fees and expenses	75,000.00
Accounting fees and expenses	140,000.00
Blue Sky, qualification fees and expenses	15,000.00
Transfer agent fees and expenses	10,000.00
Miscellaneous	3,276.32

Total	$298,000.00

Item 15. Indemnification of Directors and Officers

Our by-laws require that we indemnify current or former directors and officers against expenses incurred by them in connection with each proceeding in which such officer or director is involved as a result of serving or having served at our request. Our indemnification obligation covers all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment reasonably incurred by such officer or director by reason of having been an officer or director. Indemnification is not available with respect to a proceeding as to which it has been adjudicated that such person did not act honestly and in good faith with a view to our best interests and with the reasonable belief that his or her action was lawful. The above provisions are intended to follow and are subject to the limitations set forth in section 81 of the New Brunswick Business Corporations Act (“NB BCA”).

Section 81(1) of the NB BCA provides that we may indemnify a former or current director or officer or other individual who acts or acted at our request as a director or officer, or in a similar capacity of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is involved because of that association with us or other entity, if (a) the individual acted honestly and in good faith with a view to our best interests or those of the other entity, as the case may be, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In addition, Section 81(2) of the NB BCA permits us to indemnify a director, officer or other individual for the costs, charges, and expenses of any such civil, criminal, administrative, investigative or other proceeding but the individual is required to repay the moneys if it is determined that the individual is not otherwise entitled to indemnification.

Section 81(4) of the NB BCA provides that we may with court approval indemnify a former or current director or officer or other individual who acts or acted at our request as a director or officer, or in a similar capacity, of another entity in respect of an action by or on behalf of us or such other entity to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the Company or other entity, against all costs, charges and expenses reasonably incurred by him in connection with such action if (a) the individual acted honestly and in good faith with a view to our best interests or those of the other entity, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Section 81(5) of the NB BCA provides that notwithstanding anything in section 81 of the NB BCA, a former or current director or officer or other individual who acts or acted at our request as a director or officer, or in a similar capacity, of another entity is entitled to indemnity from us in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he is made a party by reason of the individual’s association with the Company or other entity, if the individual (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, (b) acted honestly and in good faith with a view to our best interests or those of the other entity, and (c) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

Section 81(6) of the NB BCA provides that we may purchase and maintain insurance for the benefit of any former or current director or officer or other individual who acts or acted at our request as a director or officer, or in a similar capacity, of another entity against any liability incurred by him (a) in his capacity as our director or officer; or (b) in his capacity as a director or officer, or in a similar capacity, of another entity if he acts or acted in that capacity at our request.

We and our wholly-owned subsidiary, Novanta Corporation, have also entered into indemnification agreements with each of our directors, chief executive officer, chief financial officer and other executive officers. The indemnification agreements provide that we will indemnify such persons if they are, or are threatened to be made, a party to or a participant in any proceeding, other than a proceeding by or in the right of us to procure a judgment in our favor. Such persons are indemnified to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them or on their behalf in connection with such proceeding or any claim, issue or matter therein, if they acted honestly and in good faith with a view to our best interests, and in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, such persons had reasonable grounds for believing that their conduct was lawful. With the leave of the court, we also indemnify such persons to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them or on their behalf if they are, or are threatened to be made, a party to or a participant in any proceeding by us or in our right to procure a judgment in our favor, provided that such persons acted honestly and in good faith with a view to our best interests, and in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, such persons had reasonable grounds for believing that their conduct was lawful. To the extent that such persons are a party to or a participant in and are successful (on the merits or otherwise) in defense of any proceeding or any claim, issue or matter therein, we will indemnify them against all expenses actually and reasonably incurred in connection with the proceedings. To the extent permitted by applicable law, if such persons are not wholly successful in such proceeding but are successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such proceeding, we will indemnify them against all expenses actually and reasonably incurred in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter.

We also have director and officer insurance policies that will insure our officers and directors against unindemnifiable costs, charges and expenses, and may also enable us to recover some or all of any future amounts paid pursuant to our indemnity obligations.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference				Field Herewith
		Form	Date	Number	Exhibit

3.1	Certificate and Articles of Continuance of the Registrant, dated March 22, 1999	S-3	03/09/2015	333-202597	3.1

3.2	By-Laws of the Registrant, as amended	10-K	03/01/2021	001-35083	3.2

3.3	Articles of Reorganization of the Registrant, dated July 23, 2010	8-K	07/23/2010	000-25705	3.1

3.4	Articles of Amendment of the Registrant, dated May 26, 2005	10-K	03/01/2023	001-35083	3.4

3.5	Articles of Amendment of the Registrant, dated December 29, 2010	8-K	12/29/2010	000-25705	3.1

3.6	Articles of Amendment, dated May 11, 2016	8-K	05/12/2016	001-35083	10.1

3.7	Articles of Amendment, dated April 29, 2022	10-Q	05/10/2022	001-35083	3.6

4.1	Specimen Stock Certificate	10-K	02/28/2018	001-35083	4.1

5.1	Opinion of Stewart McKelvey					X

10.1	Form of Securities Purchase Agreement, dated June 8, 2026, by and between the Registrant and each purchaser thereto	8-K	06/09/2026	001-35083	10.1

10.2	Form of Registration Rights Agreement, dated June 8, 2026, by and between the Registrant and the other parties thereto	8-K	06/09/2026	001-35083	10.2

23.1	Consent of Stewart McKelvey (included in Exhibit 5.1)					X

23.2	Consent of Deloitte & Touche LLP					X

23.3	Consent of PricewaterhouseCoopers LLP					X

24.1	Power of Attorney (included on signature page of this registration statement					X

107	Filing Fee Table					X

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on June 29, 2026.

NOVANTA INC.

By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Matthijs Glastra and Robert J. Buckley, and each one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the Province of New Brunswick, Canada and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Matthijs Glastra Matthijs Glastra	Chair of the Board of Directors, Chief Executive Officer	June 29, 2026

/s/ Robert J. Buckley Robert J. Buckley	Chief Financial Officer	June 29, 2026

/s/ John J. Burke John J. Burke	Chief Accounting Officer	June 29, 2026

/s/ Lonny J. Carpenter Lonny J. Carpenter	Lead Director	June 29, 2026

/s/ Matthew T. Farrell Matthew T. Farrell	Director	June 29, 2026

/s/ R. Matthew Johnson R. Matthew Johnson	Director	June 29, 2026

Signature	Title	Date

/s/ Mary Katherine Ladone Mary Katherine Ladone	Director	June 29, 2026

/s/ Maxine L. Mauricio Maxine L. Mauricio	Director	June 29, 2026

/s/ Thomas N. Secor Thomas N. Secor	Director	June 29, 2026

/s/ Darlene J.S. Solomon, Ph.D. Darlene J.S. Solomon, Ph.D.	Director	June 29, 2026

/s/ Frank A. Wilson Frank A. Wilson	Director	June 29, 2026